Exhibit 99

Dillard’s, Inc. Holds Annual Shareholder Meeting

LITTLE ROCK, Ark.--(BUSINESS WIRE)--Dillard’s, Inc. (DDS: NYSE) (“Dillard’s” or the “Company”) conducted its annual meeting on Saturday, May 17th in Little Rock, Arkansas. Dillard’s Chief Executive Officer, William Dillard, II, presided over the meeting at which all Class A and Class B nominees in the proxy statement dated April 22, 2008 were elected.

Mr. Dillard presented a brief discussion of the 2007 fiscal year results and made reference to the existing challenging macro-economic environment and the resulting effect on discretionary spending. Mr. Dillard discussed the Company’s plan to conservatively navigate the near-term conditions. This plan includes closing underperforming stores, reducing capital expenditures, reducing expenses and executing merchandise improvements.

Mr. Dillard stated that the Company’s long-term focus on closing underperforming stores would continue. In 2008 to date, Dillard’s has closed three such stores and announced the closure of six more. Mr. Dillard further stated that due to macro-economic uncertainty, the Company took a dramatic turn with regard to capital expenditures in the fall of 2007. As a result, Dillard’s now expects 2008 capital expenditures of $204 million. The Company currently expects to open only four new stores in 2009. He further stated that cost reduction efforts implemented in the first quarter of 2008 could result in expense savings of approximately $50 million in fiscal 2008. Mr. Dillard stated that the Company would continue to execute merchandise improvements which include the Company’s efforts to offer more upscale products.

Mr. Dillard honored retiring Directors Will D. Davis, John Paul Hammerschmidt and William H. Sutton thanking them for their years of dedicated service to the Company.

Dillard’s, Inc. is one of the nation’s largest fashion apparel and home furnishing retailers. The Company’s stores operate with one name, Dillard’s, and span 29 states. Dillard’s stores offer a broad selection of merchandise, including products sourced and marketed under Dillard’s exclusive brand names.

Forward-Looking Information

The foregoing contains certain “forward-looking statements” within the definition of federal securities laws. Statements made in this release regarding the Company’s plans to execute changes to its merchandise mix, reduce capital expenditures, reduce expenses, close under-performing stores and its future store opening plans and any estimates thereof are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company’s stores are located and the effect of these factors on the buying patterns of the Company’s customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company’s future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.

CONTACT:
Dillard’s, Inc.
Julie J. Bull, 501-376-5965
Director of Investor Relations